Exhibit 10.1

IRREVOCABLE PROXY (this “Proxy”), dated as of November 22, 2010 but effective as of the Effective Time (as defined below), and made and granted by the parties listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (to be renamed Caesars Entertainment Corporation) (the “Company”), intends to effect a reclassification of its capital stock by (i) converting its existing non-voting common stock, par value $0.01 per share (the “Existing Non-Voting Stock”), into a new class of voting common stock, par value $0.01 per share (the “New Voting Stock”), and (ii) cancelling its existing voting common stock, par value $0.01 per share (the “Existing Voting Stock”) (collectively, the “Reclassification”);

WHEREAS, Hamlet Holdings LLC, a Delaware limited liability company (“VoteCo”), is the sole holder of Existing Voting Stock (and, for the avoidance of doubt, the Existing Voting Stock is the Company’s only outstanding class of voting stock) and therefore holds sole voting control of the Company;

WHEREAS, each Stockholder owns the number of shares of Existing Non-Voting Stock set forth opposite its name on Schedule A hereto;

WHEREAS, to effect the Reclassification, the Company intends to amend and restate its Amended Certificate of Incorporation, dated as of January 28, 2008, by filing an Amended and Restated Certificate of Incorporation (the “Amended Charter”) with the Secretary of State of the State of Delaware (the “Delaware Secretary”);

WHEREAS, the Amended Charter will become effective immediately upon its filing with the Delaware Secretary (the “Effective Time”);

WHEREAS, certain Stockholders currently own certain indebtedness of Harrah’s Operating Company, Inc., a wholly-owned subsidiary of the Company, in the form of 5.625% Senior Notes due 2015, 6.5% Senior Notes due 2016 and 5.75% Senior Notes due 2017, which, pursuant to that certain Investment and Exchange Agreement (Sponsors), dated as of June 3, 2010, among the Company, Harrah’s BC, Inc. and the Stockholders party thereto, such Stockholders and the Company intend to exchange for New Voting Stock on the terms set forth therein (the “Debt/Equity Exchange”);

WHEREAS, upon consummation of the Reclassification at the Effective Time, the Existing Non-Voting Stock held by each Stockholder will be converted into New Voting Stock, and after giving effect to the Debt/Equity Exchange, each Stockholder will own the number of shares of New Voting Stock set forth opposite its name on Schedule A hereto (the “Subject Shares”); and

WHEREAS, in connection with the cancellation of the Existing Voting Stock and the conversion of the Stockholders’ non-voting stock into voting stock, and in compliance with gaming regulatory requirements, each Stockholder desires to vest voting and dispositive control in VoteCo with respect to matters relating to the Company and the Subject Shares by granting this Proxy as set forth below.

Section 1. Representations and Warranties of Each Stockholder. Each Stockholder represents and warrants to VoteCo with respect to itself as follows:

(a) Authority; Execution and Delivery; Enforceability. The Stockholder has requisite limited liability company power and authority to execute and deliver this Proxy. The execution and delivery of this Proxy and the grant hereunder have been duly and validly authorized by the Stockholder, and no other limited liability company proceedings on the part of the Stockholder are necessary to authorize the grant contemplated by this Proxy. This Proxy has been duly and validly executed and delivered by the Stockholder and constitutes the valid and binding proxy of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity.

(b) No Conflicts. Neither the execution and delivery by the Stockholder of this Proxy nor the compliance by the Stockholder with the terms and conditions hereof will violate, result in a breach of, or constitute a default under its organizational documents, or violate, result in a breach of, or constitute a default under, in each case in any material respect, any agreement, instrument, judgment, order or decree to which the Stockholder is a party or is otherwise bound or give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument.

(c) The Subject Shares. After giving effect to the Reclassification and the consummation of the Debt/Equity Exchange (i) the Stockholder will be the record and beneficial owner of the Subject Shares set forth opposite its name on Schedule A; (ii) the Stockholder will have the sole right to vote such Stockholder’s Subject Shares, except as contemplated by this Proxy; and (iii) none of such Stockholder’s Subject Shares will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Proxy.

Section 2. Irrevocable Proxy.

(a) Each Stockholder hereby irrevocably constitutes and appoints VoteCo, with full power of substitution, its true and lawful proxy and attorney-in-fact to (i) vote all of the Subject Shares at any meeting (and any adjournment or postponement thereof) of the Company’s stockholders, and in connection with any written consent of the Company’s stockholders and (ii) direct and effect the sale, transfer or other disposition of all or any part of the Subject Shares, if, as and when so determined in the sole discretion of VoteCo. For the avoidance of doubt, if the consummation of the Debt/Equity Exchange shall occur after the Effective Time, then this Proxy shall be effective with respect to that portion of the Subject Shares attributable to the Debt/Equity Exchange immediately upon the consummation of such Debt/Equity Exchange.

(b) The proxy and power of attorney granted herein shall be irrevocable during the Term (as defined below), shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke all prior proxies granted by each Stockholder (if any) with respect to the Subject Shares. Each Stockholder shall not grant to any person any proxy which conflicts with the proxy granted herein, and any attempt to do so shall be void.

(c) VoteCo may exercise the proxy granted herein with respect to Subject Shares, only during the Term, and shall have the right to vote the Subject Shares at any meeting of the Company’s stockholders and in any action by written consent of the Company’s stockholders in accordance with the provisions of Section 2(a) above. Unless expressly requested by VoteCo in writing, each Stockholder shall not vote any or all of the Subject Shares at any such meeting or in connection with any such written consent of stockholders. The vote of VoteCo shall control in any conflict between a vote of or written consent with respect to the Subject Shares by VoteCo and a vote or action by Stockholder with respect to the Subject Shares.

(d) All or a portion of the Subject Shares, as the case may be, shall be released from the proxy and voting arrangement created in this Section 2 and in Section 3 below, upon the sale, transfer or other disposition by VoteCo (including pursuant to the consummation of a public offering) of the Subject Shares (a “Release Event”). Such release of Subject Shares hereunder shall occur automatically, without any requirement for any further act by such Stockholder or the delivery of any certificate to memorialize the same.

Section 3. Covenants of Each Stockholder. Each Stockholder covenants and agrees during the Term as follows:

(a) The Stockholder hereby agrees, while this Proxy is in effect with respect to any Subject Shares, and except as contemplated hereby, (i) not to enter into any voting agreements, whether by proxy, voting agreement or other voting arrangement with respect to such Subject Shares, and (ii) not to take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect, in each case, that would have the effect of preventing the Stockholder from performing its obligations under this Proxy.

(b) The Stockholder shall not (i) sell, transfer, pledge or otherwise dispose or encumber of any of its Subject Shares, any beneficial ownership thereof or any other interest therein, and (ii) enter into any contract, arrangement or understanding with any person that violates or conflicts with or would reasonably be expected to violate or conflict with, such Stockholder’s obligations under this Section 3(b).

Section 4. Term and Termination. The term of this Proxy, including the proxy granted pursuant to Section 2 hereof and each Stockholder’s covenants and agreements contained herein with respect to the Subject Shares held by such Stockholder, shall commence at the Effective Time and shall terminate automatically with respect to any and all Subject Shares as and when, and to the extent, that such Subject Shares are subject to a Release Event as set forth above (the “Term”).

Section 5. No Liability. Neither VoteCo (or any of its affiliates), nor any direct or indirect former, current or future partner, member, stockholder, director, manager, officer or agent of VoteCo or any of its affiliates, or any direct or indirect former, current or future partner, member, stockholder, employee, director, manager, officer or agent of any of the foregoing (each, an “Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to any or all of the Stockholders or to any or all of the members thereof, their respective successors or assigns by reason of any act or omission related to the possession or exercise of this Proxy, and each Stockholder shall indemnify, defend and hold harmless each Indemnified Person in respect of the same. Each Stockholder acknowledges and agrees that no duty is owed to such Stockholder by VoteCo (or any or all of the other Indemnified Persons) in connection with or as a result of the granting of this Proxy or by reason of any act or omission related to the possession or the exercise thereof, and, to the extent any duty shall nonetheless be deemed or found to exist, each Stockholder hereby expressly and knowingly irrevocably waives, to the fullest extent permitted by applicable law, any and all such duty or duties, regardless of type or source.

Section 6. General Provisions.

(a) Assignment. This Proxy shall not be assignable by any or all of the Stockholders.

(b) No Ownership Interest. Except as expressly set forth in this Proxy, nothing contained in this Proxy shall be deemed to vest in VoteCo any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares.

(c) Severability. If any provision of this Proxy would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Proxy or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Proxy or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) Governing Law. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

* * * * *

IN WITNESS WHEREOF, each Stockholder has duly executed this Proxy as of the date first written above.

APOLLO HAMLET HOLDINGS, LLC

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

APOLLO HAMLET HOLDINGS B, LLC

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

TPG HAMLET HOLDINGS, LLC

By:	/s/ David Bonderman
Name: David Bonderman
Title: President

TPG HAMLET HOLDINGS B, LLC

By:	/s/ David Bonderman
Name: David Bonderman
Title: President

CO-INVEST HAMLET HOLDINGS, SERIES LLC

By	Its Managing Members

Apollo Management VI, L.P. on behalf of affiliated investment funds

By:	AIF VI Management, LLC,
its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

TPG GenPar V, L.P.

By:	TPG GenPar V Advisors, LLC
its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

CO-INVEST HAMLET HOLDINGS B, LLC

By	Its Managing Members

Apollo Management VI, L.P.
on behalf of affiliated investment funds

By:	AIF VI Management, LLC,
its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

TPG GenPar V, L.P.

By:	TPG GenPar V Advisors, LLC
its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

SCHEDULE A

Stockholder	Existing Non-Voting Stock	Subject Shares	Address
APOLLO HAMLET HOLDINGS, LLC	6,236,556.47	7,121,930.39	Apollo Management VI, L.P. 9 West 57th Street 43rd Floor New York, NY 10019
APOLLO HAMLET HOLDINGS B, LLC	7,013,443.53	8,087,772.40	Apollo Management VI, L.P. 9 West 57th Street 43rd Floor New York, NY 10019
TPG HAMLET HOLDINGS, LLC	11,651,746.21	13,375,062.80	TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102
TPG HAMLET HOLDINGS B, LLC	1,598,253.79	1,834,640.18	TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102
CO-INVEST HAMLET HOLDINGS, SERIES LLC	10,098,937.42	10,120,396.56	Apollo Management VI, L.P. 9 West 57th Street 43rd Floor New York, NY 10019 and TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102
CO-INVEST HAMLET HOLDINGS B, LLC	23,391,062.58	23,613,865.02	Apollo Management VI, L.P. 9 West 57th Street 43rd Floor New York, NY 10019 and TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102